GOVERNMENT LONG BOND 1.2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Amount

Value

U.S. TREASURY OBLIGATIONS 96.0%

U.S. Treasury Bond

4.38% due 02/15/38

$

58,536,000

$

________

57,218,940

Total U.S. Treasury Obligations

(Cost $55,493,619)

________

57,218,940

REPURCHASE AGREEMENTS 3.0%

Collateralized by Obligations of

the U.S. Treasury or U.S.

Government Agencies

Mizuho Financial Group, Inc.

issued 06/30/08 at 1.75% due

07/01/08

1,485,201

1,485,201

Morgan Stanley issued

06/30/08 at 1.70% due

07/01/08

171,369

171,369

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

114,246

________

114,246

Total Repurchase Agreements

(Cost $1,770,816)

________

1,770,816

Total Investments 99.0%

(Cost $57,264,435)

$

_________

58,989,756

Other Assets in Excess of

Liabilities – 1.0%

$

_________

601,470

Net Assets – 100.0%

$

59,591,226

Unrealized

Contracts

Gain

Futures Contracts Purchased

September 2008 U.S. Treasury

Bond Futures Contracts

(Aggregate Market Value of

Contracts $23,156,250)

200

$

________

517,641

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